UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 29, 2014

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On March 10, 2014, EnLink Midstream Partners, LP (the “Partnership”) filed a Current Report on Form 8-K (the “March Form 8-K”) reporting the consummation of the transactions contemplated by the Contribution Agreement, dated as of October 21, 2013, among the Partnership, EnLink Midstream Operating, LP, a wholly-owned subsidiary of the Partnership (“EnLink Midstream Operating”), Devon Energy Corporation, Devon Gas Corporation, Devon Gas Services, L.P. (“Gas Services”) and Southwestern Gas Pipeline, Inc. (“Southwestern Gas” and, together with Gas Services, the “Contributors”) pursuant to which the Contributors contributed (the “Contribution”) to EnLink Midstream Operating a 50% limited partner interest in EnLink Midstream Holdings, LP (“Midstream Holdings”) and all of the outstanding equity interests in EnLink Midstream Holdings GP, LLC, the general partner of Midstream Holdings, in exchange for the issuance by the Partnership of 120,542,441 units representing a new class of limited partnership interests in the Partnership.

The March Form 8-K also provided unaudited pro forma consolidated financial statements of the Partnership giving effect to the closing of the Contribution as of and for the year ended December 31, 2013, including the notes thereto, as well as the audited financial statements of EnLink Midstream Holdings, LP Predecessor as of and for the years ended December 31, 2013, 2012 and 2011, including the notes thereto. The Partnership is filing this Current Report on Form 8-K to provide certain additional pro forma financial information giving effect to the closing of the Contribution.

Item 9.01.                                        Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information

The unaudited pro forma statement of operations of the Partnership for the three months ended March 31, 2014, including the notes thereto, is filed herewith as Exhibit 99.1.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Unaudited Pro Forma Consolidated Financial Statements of EnLink Midstream Partners, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC, its General Partner

Date: May 29, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Unaudited Pro Forma Consolidated Financial Statements of EnLink Midstream Partners, LP.